SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 06/30/2003
FILE NUMBER 811-1540
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $  14,609
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $   4,928
              Class C Shares                 $   1,922
              Class R Shares                 $      22
              Institutional Shares           $       0


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.2250
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.1440
              Class C Shares                 $000.1440
              Class R Shares                 $000.1975
              Institutional Shares           $000.2700


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                  61,790
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                  33,453
              Class C Shares                  12,866
              Class R Shares                     127
              Institutional Shares                 1

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $  22.17
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $  22.13
              Class C Shares                $  22.16
              Class R Shares                $  22.20
              Institutional Shares          $  22.19